Board of Directors
Makkanoti Group Corp.
Larnakos Avenue, 73, ap. 402
Nicosia, Cyprus 1046

Gentlemen:

We consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated May 7, 2015 relating to the financial statements of Makkanoti Group Corp. as of March 31, 2015, and for the period from May 15, 2014 (inception) to March 31, 2015, and to the reference to us under the heading "Experts" in such Registration Statement.

                                   /s/ Paritz & Company, P.A.

Paritz & Company, P.A.
Hackensack, New Jersey
August 25, 2015